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                                                                Exhibit 99(g)(1)

                                CUSTODY AGREEMENT

     THIS AGREEMENT is made and entered into as of this 1st day of July, 2006, by and between FIRST AMERICAN INVESTMENT FUNDS, INC., a Maryland corporation (the "Fund"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Cincinnati, Ohio (the "Custodian").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Custodian is a bank having the qualifications prescribed in
Section 26(a)(1) of the 1940 Act;

     WHEREAS, the Fund desires to retain the Custodian to act as custodian of the cash and securities of each series of the Fund listed on Exhibit C hereto (as amended from time to time) (individually and collectively, the "Series"); and

     WHEREAS, the Board of Directors of the Fund (the "Board") has delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake the responsibilities and serve as the foreign custody manager for the Fund.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

     1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board to give Oral Instructions and Written Instructions on behalf of the Series named in the resolution of the Board, certified by an Officer and attached hereto as Exhibit A, or in any subsequent resolution of the Board, certified by an Officers, as may be received by the Custodian from time to time.

     1.2 "Board" shall mean the directors from time to time serving under the Fund's articles of incorporation, as amended from time to time.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

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     1.4  "Business Day" shall mean any day recognized as a settlement day by
          The New York Stock Exchange, Inc., and any other day for which the Fund computes the net asset value of Shares of the Series.

     1.5 "Eligible Foreign Custodian" has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

     1.6 "Eligible Securities Depository" shall mean a system for the central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the 1940 Act.

     1.7 "Foreign Securities" means any of the Series investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

     1.8 "Series Custody Account" shall mean any of the accounts in the name of the Fund, which is provided for in Section 3.2 below.

     1.9  "IRS" shall mean the Internal Revenue Service.

     1.10 "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.11 "Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

     1.12 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by any two Authorized Persons, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business, and (iii) orally confirmed by the Custodian. The Fund shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Fund of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.13 "Proper Instructions" shall mean Oral Instructions or Written Instructions.


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     1.14 "SEC" shall mean the Securities and Exchange Commission.

     1.15 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

     1.16 "Securities Depository" shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.17 "Shares" shall mean, with respect to a Series, the units of beneficial interest issued by the Fund on account of the Series.

     1.18 "Sub-Custodian" shall mean and include (i) any branch of a "U.S. bank," as that term is defined in Rule 17f-5 under the 1940 Act, and
          (ii) any "Eligible Foreign Custodian" having a contract with the Custodian, or its agent, which the Custodian has determined will provide reasonable care of assets of the Series based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Series will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Series or as being held by a third party for the benefit of the Series; (v) that the Series' independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Series will receive periodic reports with respect to the safekeeping of the Series' assets, including, but not limited to, notification of any transfer to or from a Series' account or a third party account containing assets held for the benefit of the Series. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Series assets as the specified provisions.


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     1.19 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons,
          (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

     2.1 Appointment. The Fund hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Series at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Fund hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Series' Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Series. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

     2.2 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Fund:

          (a) A copy of the Fund's articles of incorporation, certified by the Secretary;

          (b)  A copy of the Fund's bylaws, certified by the Secretary;

          (c) A copy of the resolution of the Board appointing the Custodian, certified by the Secretary;

          (d)  A copy of the current prospectus of the Series (the
               "Prospectus");

          (e) A certification of the Chairman, the President, or the Secretary of the Fund setting forth the names and signatures of the current Officers of the Fund and other Authorized Persons; and

          (f) An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit E.

     2.3 Notice of Appointment of Transfer Agent. The Fund agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Series.


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                                  ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Series (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Fund, if applicable) and shall be identified as subject to this Agreement.

     3.2 Series Custody Accounts. As to each Series, the Custodian shall open and maintain in its trust department a custody account in the name of the Fund coupled with the name of the Series, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Series which are delivered to it.

     3.3  Appointment of Agents.

          (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian's network to hold Securities and cash of the Series and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Series shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

          (b) If, after the initial appointment of Sub-Custodians by the Board in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Series, it will so notify the Fund and make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

          (c) In performing its delegated responsibilities as foreign custody manager to place or maintain the Series' assets with a Sub-Custodian, the Custodian will determine that the Series' assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Series' assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).


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          (d)  The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.

          (e) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of the withdrawal or placement of the Securities and cash of the Series with a Sub-Custodian and of any material changes in the Series' arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Series from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.

          (f) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Fund that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Series. The Custodian further warrants that the Series' assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Series assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Series will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

          (g) The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Series' assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian's network; (ii) the performance of the contract governing the Series' arrangements with such Sub-Custodian or Eligible Foreign Custodian's members of a Sub-Custodian's network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Series or its investment adviser of any material change in these risks.

          (h) The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to Foreign Securities to which the Series shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and Custodian shall consult as to the measurers and as to the compensation and expenses of the Custodian relating to such measures.


                                       6

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     3.4  Delivery of Assets to Custodian. The Fund shall deliver, or cause to be delivered, to the Custodian all of the Series' Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Series with respect to such Securities, cash or other assets owned by the Series at any time during the period of this Agreement, and (ii) all cash received by the Series for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

     3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Series in a Securities Depository or in a Book-Entry System, subject to the following provisions:

          (a) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

          (b) Securities of the Series kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

          (c) The records of the Custodian with respect to Securities of the Series maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Series.

          (d) If Securities purchased by the Series are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Series. If Securities sold by the Series are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Series.


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          (e)  The Custodian shall provide the Fund with copies of any report
               (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Series are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

          (f) Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Fund for any loss or damage to the Series resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or
               (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Series arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Series has not been made whole for any such loss or damage.

          (g) With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Fund that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Fund, such reports as are available concerning the Custodian's internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

     3.6 Disbursement of Moneys from Series Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Series Custody Account but only in the following cases:

          (a) For the purchase of Securities for the Series but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above;
               (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options;
               (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Series or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;


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

          (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Series;

          (c) For the payment of any dividends or capital gain distributions declared by the Series;

          (d)  In payment of the redemption price of Shares as provided in
               Section 5.1 below;

          (e) For the payment of any expense or liability incurred by the Series, including, but not limited to, the following payments for the account of the Series: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Series; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          (f) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Series;

          (g) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Series;

          (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

          (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.


                                       9

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     3.7  Delivery of Securities from Series Custody Account. Upon receipt of
          Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Series Custody Account but only in the following cases:

          (a) Upon the sale of Securities for the account of the Series but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

          (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of
               Section 3.5 above;

          (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Series; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (d) To the issuer thereof or its agent (i) for transfer into the name of the Series, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

          (e) To the broker selling the Securities, for examination in accordance with the "street delivery" custom;

          (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Series;

          (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (i) For delivery in connection with any loans of Securities of the Series, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;

          (j) For delivery as security in connection with any borrowings by the Series requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;


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          (k)  Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          (l) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Series;

          (m) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Series;

          (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

          (o) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct.

     3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Fund, the Custodian shall with respect to all Securities held for the Series:

          (a) Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Series is entitled either by law or pursuant to custom in the securities business;

          (b) Present for payment and, subject to Section 9.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

          (c) Endorse for collection, in the name of the Series, checks, drafts and other negotiable instruments;

          (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

          (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

          (f) Hold for the Series, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Series; and

          (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Series.

     3.9 Registration and Transfer of Securities. All Securities held for the Series that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Series may be registered in the name of the Series, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to foreign securities of the Series that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Series. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Series.

     3.10 Records.

          (a) The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Series, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable;
               (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Series as the Fund shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

          (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, (ii) be the property of the Fund and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.

     3.11 Series Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement and a summary of all transfers to or from each Series Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Series under this Agreement.

     3.12 Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

     3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Series to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the Foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities being held by the Series with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Fund will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV
                 PURCHASE AND SALE OF INVESTMENTS OF THE SERIES

     4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Series, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Series pay out of the moneys held for the account of the Series the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Series, if in the Series Custody Account there is insufficient cash available to the Series for which such purchase was made.

     4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Series is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Series for such payment.

     4.3 Sale of Securities. Promptly upon each sale of Securities by the Series, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold,
          (iii) the date of sale and settlement, (iv) the sale price per unit,
          (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Series as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Series shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

     4.5 Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Series Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Series, and (iii) income from cash, Securities or other assets of the Series. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Series to use funds so credited to the Series Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Series Custody Account.

     4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of a Series' transactions in the Series Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                   ARTICLE V
                           REDEMPTION OF SERIES SHARES

     5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Series Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Series, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Fund may designate.

     5.2 No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Series, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

          (a) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Series;

          (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Series or in connection with financial futures contracts (or options thereon) purchased or sold by the Series;

          (c) which constitute collateral for loans of Securities made by the Series;

          (d) for purposes of compliance by the Series with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and

          (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

     Each segregated account established under this Article VI shall be established and maintained for the Series only. All Proper Instructions relating to a segregated account shall specify the Series.

                                  ARTICLE VII
                            COMPENSATION OF CUSTODIAN

     The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Fund to the Custodian shall only be paid out of the assets and property of the particular Series involved.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     8.1 Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

          (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

          (c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

     8.2 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

          (b)  It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

          (c) This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

          (d) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

                                   ARTICLE IX
                            CONCERNING THE CUSTODIAN

     9.1 Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian's (or a Sub-Custodian's) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian's) bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Fund of any action taken or omitted by the Custodian pursuant to advice of counsel.

     9.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Series or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     9.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     9.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Series if such Securities are in default or payment is not made after due demand or presentation.

     9.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

     9.6 Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Series and/or compute the value of the assets of the Series. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the Fund's reports on Form N-1A and Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Fund of any other requirements of the SEC.

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 Indemnification by Fund. The Fund shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Fund, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms "Custodian" and "Sub-Custodian" shall include their respective directors, officers and employees.

     10.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Fund from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party's refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Fund" shall include the Fund's directors, officers and employees.

     10.3 Security. If the Custodian advances cash or Securities to the Series for any purpose, either at the Fund's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys' fees) (except such as may arise from its or its nominee's bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Series shall be security therefor, and should the Series fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Series and to dispose of other assets of such Series to the extent necessary to obtain reimbursement or indemnification.

     10.4 Miscellaneous.

          (a) Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.

          (b) The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

          (c) In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

                                   ARTICLE XI
                                  FORCE MAJEURE

     Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Series in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  ARTICLE XII
                    PROPRIETARY AND CONFIDENTIAL INFORMATION

     The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.

     Further, the Custodian will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

                                  ARTICLE XIII
                          EFFECTIVE PERIOD; TERMINATION

     13.1 Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of one year.

     13.2 Termination. Subsequent to the initial one-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Fund may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     13.3 Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Board, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Series and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Series at the successor custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which the Custodian has maintained the same, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian's personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

     13.4 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Fund on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company (i) is a "bank" as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Series at such bank or trust company all Securities of the Series held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Fund shall be returned to the Fund.

                                  ARTICLE XIV
                                  MISCELLANEOUS

     14.1 Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Series, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Series relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian's services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board's oversight responsibility with respect thereto.

     14.2 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Fund, and authorized or approved by the Board.

     14.3 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund accompanied by the authorization or approval of the Board.

     14.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     14.5 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

     14.6 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

     14.7 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

     14.8 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

          Notice to the Custodian shall be sent to:

          U.S. Bank National Association
          425 Walnut Street, M.L. CN-OH-W6TC
          Cincinnati, Ohio 45202
          Attention: Mutual Fund Custody Services
          Facsimile: (651) 767-9164
          and notice to the Fund shall be sent to:

          First American Investment Funds, Inc.
          800 Nicollet Mall, BC-MN-H05O
          Minneapolis, Minnesota 55402
          Attention: Mutual Fund Client Services
          Facsimile: (612) 303-4257

     14.9 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

     14.10 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     14.11 References to Custodian. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Series and such other printed matter as merely identifies Custodian as custodian for the Series. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FIRST AMERICAN INVESTMENT FUNDS, INC.       U.S. BANK NATIONAL ASSOCIATION


By: /s/ Jeffery M. Wilson                   By: /s/ Michael R. McVoy
    ------------------------------------        --------------------------------
    Jeffery M. Wilson                           Michael R. McVoy
Title: Vice President Administration        Title: Vice President

                                    EXHIBIT A

                       CERTIFICATE OF CORPORATE SECRETARY
                                       OF
                        FIRST AMERICAN FUNDS, INC. (FAF)
                  FIRST AMERICAN INVESTMENT FUNDS, INC. (FAIF)
                   (COLLECTIVELY, THE "FIRST AMERICAN FUNDS")

I, Kathleen L. Prudhomme, being the Secretary of the First American Funds, do hereby certify that the following resolutions were duly adopted at a meeting of the board of directors of the First American Funds on June 21, 2006, and that no action has been taken to rescind or amend the following resolutions and they remain in full force and effect:

Authorized Persons (Open-End Funds)

RESOLVED, that in connection with the purchase or sale of any securities on behalf of any portfolio of FAF, FAIF, FASF, and Mount Vernon Securities Lending Trust, each broker-dealer through which any such portfolio proposes to execute transactions, as well as the Custodian or any Sub-Custodian, as custodian, hereby is authorized to act on the written, telephoned or telegraphed instructions of any one of the following persons, each of whom is authorized to issue Proper Instructions as defined in the Custodian Agreement or any Sub-Custodian Agreement; provided, that all telephone or telegraphed instructions are confirmed in writing; and provided, further, that the employees of J.P. Morgan Investment Management Inc. named below are authorized to give instructions only with respect to FAIF's International Fund, and only during the respective periods in which such firms act as sub-advisor to such Fund:

U.S. Bank National Association and FAF Advisors, Inc.

Derek Bloom
Karen Bowie
Bridget Braun
Gerry Bren
Brenda Briceno
Laura Brunner
Tony Burger
Andrew Burlet
Emil Busse
Mike Butala
Greg Carlson
David Chalupnik
David Cline
Pam Coleman
Matt Corbett
Jeff Danforth
Vickie Dehn
Ken Delecki
Jim Diedrich
John Dikeman
Ronald Dowd
Mark Dowling
Chris Drahn
Kevin Earley
Jeff Ebert
Hector Fernandez
Walt French
David Friar
John Fruit
Chuck Gariboldi
Mark Gierach
Scott Gira
Harold Goldstein
Tom Gunderson
Mike Hamilton
Greg Hanson
Doug Hedberg
Kathy Heltemes
Keith Hembre
Mark Hesse-Withbroe
Joe Holinka
Troy Huff
Cori Johnson
David Johnson
Mark Jordahl
Ken Kaufmann
Chad Kemper
Amit Kumar
Wan-Chong Kung
Patricia Lawson
Jon Loth
Mike Luoma
Tom Mahowald
Michael Manning
Ruth Mattson
Robert McDougall
Sean McLeod
Brent Mellum
Cindy Moore
Scott Mullinix
Jessica Murray
Nick Negrini
Tim Nelson
Chris Neuharth
Marie Newcome
Andy O'Brien
Jason O'Brien
Josh Overholt
Jim Palmer
Tim Palmer
Mike Paone
Maria Peterson
Jeff Plotnik
Lucille Rehkamp
Tony Rodriguez
Dennis Roebel
Jay Rosenberg
Tim Russell
Asitha Sandanayake
Linda Sauber
Jeff Schmitz
Thomas Schreier
Todd Schwartz
Travis Sell
Neal Shah
Terry Sloan
Jane Snorek
Tanya Spencer
Allen Steinkopf
Catherine Stienstra
Bridget Stier
Shaista Tajamal
Joe Ulrey
Mandi Wagener
Stacie Weiss
Mike Welle
John Wenker
Marta Wenker
Doug White
Jeffery Wilson
Ben Woo

U.S. Bancorp Fund Services, LLC

Jim Arnold
Todd Bares
Jennifer Hayden
Lori Kohlhapp
Joe Redwine
Paul Stuempfig
Brian Wiedmeyer
Jim Zawada

J.P. Morgan Investment Management Inc. (FAIF International Fund)

Jim Andrews
Daemon Bear
Lee Bray
Nick Bundy
Mark Burlison
Alan Court
Sue Dewhurst
James Fisher
Jeremy Griggs
Sean Hennelly
Russell Lowe
Nigel Manning
Tom Murray
Anish Patel
Sarah Smith

RESOLVED, FURTHER, that the Brokers may deal with any and all of the above-named and described persons as though they were dealing with the Fund(s) directly.

RESOLVED, FURTHER, that no limitations are imposed upon the above authorities.

RESOLVED, FURTHER, that the Secretary of the Funds be, and hereby is, authorized, empowered and directed to certify to the Broker:

     (a)  a true copy of these resolutions;

     (b) specimen signatures of each and every person by these resolutions empowered; and

     (c) a certificate that the Funds are duly organized and existing, that their Articles of Incorporation and Bylaws authorize them to transact the business by these resolutions defined, and no limitation has been otherwise imposed upon such authority.

RESOLVED, FURTHER, that the Brokers may rely upon any certification given in accordance with these resolutions, as effective until they receive written notice of a change in or the recession of authority.

RESOLVED, FURTHER, that, in the event of any change in the office or powers of persons hereby authorized, the Secretary shall certify such change to the Brokers in the manner hereinabove provided, which notification, when received, shall be adequate both to terminate the authorization of the persons theretofore authorized, and to authorize the persons thereby substituted.

IN WITNESS WHEREOF, I have subscribed my name this 1st day of July, 2006.


                                            ------------------------------------
                                            Kathleen L. Prudhomme

                                    EXHIBIT B

                    U.S. BANK INSTITUTIONAL CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE

     U.S. Bank, N.A. ("USBank") is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for USBank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, USBank will make every effort to complete all processing on a timely basis.

     USBank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

     For corporate reorganizations, USBank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. USBank will not notify clients of optional put opportunities.

     Any securities delivered free to USBank or its agents must be received three (3) business days prior to any payment or settlement in order for the USBank standards of service to apply.

     Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

               The information contained in this Standards of Service Guide is subject to change. Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

                      USBANK SECURITY SETTLEMENT STANDARDS

TRANSACTION TYPE              INSTRUCTIONS DEADLINES*         DELIVERY INSTRUCTIONS
----------------              -----------------------         ---------------------
DTC                           1:30 P.M. on Settlement Date    DTC Participant #2803
                                                              Agent Bank ID 27895
                                                              Institutional #________________
                                                              For Account #____________

Federal Reserve Book Entry    12:30 P.M. on Settlement Date   Federal Reserve Bank of Cleveland
                                                              for Firstar Bank, N.A. ABA# 042000013
                                                              CINTI/1050
                                                              For Account #_____________

Federal Reserve Book Entry    1:00 P.M. on Settlement Date    Federal Reserve Bank of Cleveland
(Repurchase Agreement                                         for Firstar Bank, N.A. ABA# 042000013
Collateral Only)                                              CINTI/1040
                                                              For Account #_____________

PTC Securities                12:00 P.M. on Settlement Date   PTC For Account BYORK
(GNMA Book Entry)                                             Firstar Bank / 117612

Physical Securities           9:30 A.M. EST on Settlement     Bank of New York
                              Date (for Deliveries, by        One Wall Street- 3rd Floor - Window A
                              4:00 P.M. on Settlement Date    New York, NY 10286
                              minus 1)                        For account of Firstar Bank / Cust #117612
                                                              Attn: Donald Hoover

CEDEL/EURO-CLEAR              11:00 A.M. on Settlement Date   Cedel a/c 55021
                              minus 2                         FFC: a/c 387000
                                                              Firstar Bank /Global Omnibus

                                                              Euroclear a/c 97816
                                                              FFC: a/c 387000
                                                              Firstar Bank/Global Omnibus

Cash Wire Transfer            3:00 P.M.                       Firstar Bank, N.A. Cinti/Trust ABA# 042000013
                                                              Credit Account #112950027
                                                              Account of Firstar Trust Services
                                                              Further Credit to ___________
                                                              Account # _______________

*    All times listed are Eastern Standard Time.

                            USBANK PAYMENT STANDARDS

SECURITY TYPE                         INCOME             PRINCIPAL
-------------                         ------             ---------
Equities                              Payable Date

Municipal Bonds*                      Payable Date       Payable Date

Corporate Bonds*                      Payable Date       Payable Date

Federal Reserve Bank Book Entry*      Payable Date       Payable Date

PTC GNMA's (P&I)                      Payable Date + 1   Payable Date + 1

CMOs *
   DTC                                Payable Date + 1   Payable Date + 1
   Bankers Trust                      Payable Date + 1   Payable Date + 1

SBA Loan Certificates                 When Received      When Received

Unit Investment Trust Certificates*   Payable Date       Payable Date

Certificates of Deposit*              Payable Date + 1   Payable Date + 1

Limited Partnerships                  When Received      When Received

Foreign Securities                    When Received      When Received

*Variable Rate Securities
   Federal Reserve Bank Book Entry    Payable Date       Payable Date
   DTC                                Payable Date + 1   Payable Date + 1
   Bankers Trust                      Payable Date + 1   Payable Date + 1

NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                    USBANK CORPORATE REORGANIZATION STANDARDS

                                                                     DEADLINE FOR CLIENT INSTRUCTIONS      TRANSACTION
TYPE OF ACTION                NOTIFICATION TO CLIENT                 TO USBANK                             POSTING
--------------                ----------------------                 --------------------------------      -----------
Rights, Warrants,             Later of 10 business days prior to     5 business days prior to expiration   Upon receipt
and Optional Mergers          expiration or receipt of notice

Mandatory Puts with           Later of 10 business days prior to     5 business days prior to expiration   Upon receipt
Option to Retain              expiration or receipt of notice

Class Actions                 10 business days prior to expiration   5 business days prior to expiration   Upon receipt
                              date

Voluntary Tenders,            Later of 10 business days prior to     5 business days prior to expiration   Upon receipt
Exchanges,                    expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,     At posting of funds or securities      None                                  Upon receipt
Liquidations, Bankruptcies,   received
Stock Splits, Mandatory
Exchanges

Full and Partial Calls        Later of 10 business days prior to     None                                  Upon receipt
                              expiration or receipt of notice

NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT C

                                  SERIES NAMES

            Separate Series of First American Investment Funds, Inc.

Name of Series                          Date Added
--------------                          ----------
Balanced Fund                            7/1/2006
Equity Income Fund                       7/1/2006
Equity Index Fund                        7/1/2006
Large Cap Growth Opportunities Fund      7/1/2006
Large Cap Select Fund                    7/1/2006
Large Cap Value Fund                     7/1/2006
Mid Cap Growth Opportunities Fund        7/1/2006
Mid Cap Index Fund                       7/1/2006
Mid Cap Value Fund                       7/1/2006
Real Estate Securities Fund              7/1/2006
Small Cap Growth Opportunities Fund      7/1/2006
Small Cap Index Fund                     7/1/2006
Small Cap Select Fund                    7/1/2006
Small Cap Value Fund                     7/1/2006
Small-Mid Cap Core Fund                  7/1/2006
Core Bond Fund                           7/1/2006
High Income Bond Fund                    7/1/2006
Inflation Protected Securities Fund      7/1/2006
Intermediate Government Bond Fund        7/1/2006
Intermediate Term Bond Fund              7/1/2006
Short Term Bond Fund                     7/1/2006
Total Return Bond Fund                   7/1/2006
U.S. Government Mortgage Fund            7/1/2006
Arizona Tax Free Fund                    7/1/2006
California Intermediate Tax Free Fund    7/1/2006
California Tax Free Fund                 7/1/2006
Colorado Intermediate Tax Free Fund      7/1/2006
Colorado Tax Free Fund                   7/1/2006
Intermediate Tax Free Fund               7/1/2006
Minnesota Intermediate Tax Free Fund     7/1/2006
Minnesota Tax Free Fund                  7/1/2006
Missouri Tax Free Fund                   7/1/2006
Nebraska Tax Free Fund                   7/1/2006
Ohio Tax Free Fund                       7/1/2006
Oregon Intermediate Tax Free Fund        7/1/2006
Short Tax Free Fund                      7/1/2006
Tax Free Fund                            7/1/2006

                                    EXHIBIT D

                                  FEE SCHEDULE

Each series of the First American Investment Funds, Inc., as now in existence or hereafter created from time to time, other than International Fund, shall pay to the Custodian a monthly fee at an annual rate of 0.005% of the average daily net assets of such series.

                                    EXHIBIT E

                  SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

               FIRST AMERICAN INVESTMENT FUNDS, INC. (THE "FUND")

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure will apply to all securities U.S. Bank holds for you now and in the future, unless you change your mind and notify us in writing.

______ YES   U.S. Bank is authorized to provide the Fund's name,
             address and security position to requesting
             companies whose stock is owned by the Fund.

______ NO    U.S. Bank is NOT authorized to provide the Fund's
             name, address and security position to requesting
             companies whose stock is owned by the Fund.

FIRST AMERICAN INVESTMENT FUNDS, INC.


By:
    ------------------------------------
Title:
       ---------------------------------
Date: July 1, 2007